Exhibit 10.7

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”) is made as of October 12, 2017, by and between PhotoMedex, Inc., a Nevada corporation (to be renamed FC Global Realty Incorporated) (the “Debtor”), and Dolev Rafaeli (“Rafaeli”), Dennis M. McGrath (“McGrath”) and Yoav Ben-Dror (“Ben-Dror”) (each, a “Secured Party” and together, the “Secured Parties”).

WHEREAS, each Secured Party is the holder of a Secured Payout Note Due October 12, 2018 made by the Debtor in favor of such Secured Party as of the date hereof in the principal amount of $3,133,934 with respect to Rafaeli, $977,666 with respect to McGrath, and $1,515,000 with respect to Ben-Dror (each, a “Note” and together, the “Notes”); and

WHEREAS, in connection with the Notes, Secured Parties desire to obtain from Debtor, and Debtor desires to grant to Secured Parties, a security interest in the collateral more particularly described below.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Grant of Security Interest. Debtor hereby grants to Secured Parties a security interest in all of the properties, assets and personal property of Debtor, whether now owned or hereafter acquired (collectively, the “Collateral”) including, without limitation, the following:

(a)           presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s Books relating to any of the foregoing (collectively, “Accounts”);

(b)          present and future general intangibles and other personal property (including payment intangibles, choses or things in action, goodwill, intellectual property, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) (collectively, “General Intangibles”);

(c)           present and future letters of credit, letter-of-credit rights (whether or not evidenced by a writing) and other supporting obligations, notes, drafts, instruments (including promissory notes), certificated and uncertificated securities, documents, leases, and chattel paper (whether tangible or electronic), and Debtor’s Books relating to any of the foregoing (collectively, “Negotiable Collateral”);

(d)           present and future inventory in which Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Debtor’s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Debtor’s Books relating to any of the foregoing (collectively, “Inventory”);

(e)           present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, “Equipment”);

(f)           present and hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing Debtor’s assets or liabilities, or the collateral; all information relating to Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, “Debtor’s Books”);

(g)           “Investment Property,” as that term is defined in Section 9 of the UCC (defined below).

(h)           substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Inventory, Equipment, Investment Property, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Inventory, Equipment, Investment Property or any portion thereof or interest therein and the proceeds thereof.

The security interests granted hereby shall secure the prompt payment of the principal and all accrued interest due under and pursuant to the terms of the Notes (the “Obligations”).

2.            Perfection by Filing. Debtor hereby specifically authorizes Secured Parties at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Collateral and contain any other information required by Article 9 of the Uniform Commercial Code, as enacted in New York (the “UCC”) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to the Secured Parties promptly upon request. Any such financing statements, continuation statements or amendments may be signed by an agent of Secured Parties on behalf of Debtor and may be filed at any time in any jurisdiction. Debtor hereby irrevocably constitutes and appoints Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in such Secured Parties’ discretion, for the limited purpose of carrying out the terms of this subsection regarding perfection by filing. Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this subsection are coupled with an interest and are irrevocable until all of the Obligations (as defined in the Loan Documents) have been paid and satisfied in full.

3.            Perfection Other Than by Filing, etc. At any time and from time to time, Debtor shall take such steps as Secured Parties may reasonably request for Debtor (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to Secured Parties, of any bailee having possession of any of the Collateral, that such bailee holds such Collateral for the Secured Parties, (b) to obtain control of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the UCC) as set forth in Article 9 of the UCC, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to Secured Parties, and (c) otherwise to insure the continued perfection and priority of Secured Parties’ security interest in any of the Collateral and of the preservation of its rights therein.

4.            Agreements With Respect to the Collateral. Debtor covenants and agrees with Secured

Parties as follows:

(a)           Debtor shall notify Secured Parties in writing of any change in the location of Debtor’s principal place of business or the location of any material tangible Collateral or the place(s) where the records concerning all intangible Collateral are kept or maintained.

(b)           Debtor will keep the Collateral in good condition and repair, ordinary wear and tear excepted, and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may materially impair the value of any of the Collateral. If Debtor fails to pay such sums, Secured Parties may do so for Debtor’s account and add the amount thereof to the Obligations.

(c)           Until the occurrence of an Event of Default (as defined in the Note), Debtor shall be entitled to exercise the remedies set forth herein.

(d)           So long as an Event of Default has not occurred, Debtor shall have the right to process and sell the Collateral in the regular course of business. Secured Parties’ security interest hereunder shall attach to all proceeds of all sales of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be subject to the security interest granted hereby.

5.            Remedies Upon Default. Upon the occurrence of an Event of Default under and as defined in the Notes, including without limitation, a payment default under the Notes, Secured Parties may (subject in all instances to Article 3 of the Notes) pursue any or all of the following remedies:

(a)           Secured Parties shall give written notice of default to Debtor, following which Debtor shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Secured Parties prior written consent, except in the ordinary course of business.

(b)           Secured Parties may dispose of the Collateral at private or public sale in accordance with the applicable provisions of the UCC. Any required notice of sale shall be deemed commercially reasonable if given at least twenty (20) days prior to sale.

(c)           Secured Parties may exercise their lien upon and right of setoff against any monies, items, credits, deposits or instruments that Secured Parties may have in their possession and that belong to Debtor or to any other person or entity liable for the payment of any or all of the Obligations.

(d)           Secured Parties may exercise any right that they may have under any other document evidencing or securing the Obligations or otherwise available to Secured Party at law or equity.

(e)           Notwithstanding anything herein to the contrary, Secured Parties shall not be entitled to exercise any rights with respect to the Collateral to the extent that the reasonable value of the Collateral exceeds the amount then due and owing to the Secured Parties.

(f)           The Secured Party acknowledges and agrees that Collateral is subject to security interests granted to other secured parties by the Debtor. In exercising any of Secured Parties’ rights hereunder, the Secured Parties shall undertake to (i) coordinate its efforts with such other secured parties to minimize any inconvenience to the Secured Parties or disruption to its business activities, and (ii) effect the exercise of their rights hereunder so as to not adversely affect in any manner the value of the Collateral or to impose costs or obligations on Secured Parties in excess of what Secured Parties would reasonably be expected to bear were the Debtor the sole party with rights to the Collateral.

6.            Termination Statement. Upon receipt of proper written demand following the payment in full of the Obligations, Secured Parties shall promptly file a termination statement with respect to any financing statement filed to perfect Secured Party’s security interests in any of the Collateral to Debtor or cause such termination statement to be filed with the appropriate filing officer(s). If the Secured Parties shall fail to file any such termination statement within ten (10) days of the payment in full of all Obligations, Debtor shall have the right to file such termination statements.

7.            Binding Effect. This Agreement shall inure to the benefit of Secured Parties’ successors and assigns and shall bind Debtor’s successors and assigns.

8.           Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

9.           Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of New York applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

10.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

11.          Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Debtor, Secured Parties and their respective agents have participated in the preparation hereof.

12.          Exclusive Venue. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery, or receipt, of this Note , irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Article 4(e) of this Note, or (y) by any other method of service permitted by law.

13.          Waiver of Trial by Jury. SECURED PARTIES AND DEBTOR HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

14.          Notice. Any notice under this Agreement shall be made in accordance with the terms of the Notes.

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement, or have caused this Agreement to be executed as of the date first above written.

DEBTOR:

PHOTOMEDEX, INC.

By:	/s/ Suneet Singal
Name: Suneet Singal Title: Chief Executive Officer

SECURED PARTY:

/s/ Dr. Dolev Rafaeli
Dr. Dolev Rafaeli

/s/ Dennis M. McGrath
Dennis M. McGrath

/s/ Yoav Ben-Dror
Yoav Ben-Dror